UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2024

 RESTAURANT BRANDS INTERNATIONAL INC.
RESTAURANT BRANDS INTERNATIONAL LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

Canada	001-36786	98-1202754
Ontario	001-36787	98-1206431
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

130 King Street West, Suite 300		M5X 1E1
Toronto,	Ontario
(Address of Principal Executive Offices)		(Zip Code)

(905) 339-6011
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbols	Name of each exchange on which registered
Common Shares, without par value	QSR	New York Stock Exchange

Securities registered pursuant to Section 12(g) of the Act:
Title of each class	Trading Symbols	Name of each exchange on which registered
Class B exchangeable limited partnership units	QSP	Toronto Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Indenture

Overview

On September 13, 2024, 1011778 B.C. Unlimited Liability Company, an unlimited liability company organized under the laws of British Columbia (the “Issuer”), and New Red Finance, Inc., a Delaware corporation and a direct wholly owned subsidiary of the Issuer (the “Co-Issuer” and, together with the Issuer, the “Issuers”), each a subsidiary of Restaurant Brands International Inc., a corporation organized under the laws of Canada (the “Company”), entered into an indenture (the “Indenture”), by and among the Issuers, the guarantors party thereto (the “Guarantors”) and Wilmington Trust, National Association, as trustee and collateral agent, in connection with the issuance and sale by the Issuers to Morgan Stanley & Co. LLC and certain other initial purchasers of $500 million aggregate principal amount of 5.625% First Lien Senior Secured Notes due 2029 (the “Notes”). The Issuers expect to use the proceeds from the issuance of the Notes, together with cash on hand, to redeem in full the Issuers’ outstanding 5.750% First Lien Senior Secured Notes due 2025 (the “2025 First Lien Notes”) and pay related fees and expenses.

Interest; Ranking; Guarantees; Security

The Notes will mature on September 15, 2029 and bear interest at a rate of 5.625% per annum, payable semi-annually in cash in arrears on March 15 and September 15 of each year, beginning on March 15, 2025. The Notes are first lien senior secured obligations and are (i) equal in right of payment with all of the Issuers’ existing and future senior debt, including borrowings under the Issuers’ senior secured first lien term loan A facility (the “Term Loan A Facility”) and senior secured first lien term loan B facility (the “Term Loan B Facility” and, together with the Term Loan A Facility, the “Term Loan Facilities”), the revolving credit facility (the “Revolving Credit Facility” and, together with the Term Loan Facilities, the “Senior Secured Credit Facilities”) and the obligation under the Issuers’ 4.375% Second Lien Senior Secured Notes due 2028 (the “2028 Second Lien Notes”), the Issuers’ 4.000% Second Lien Senior Secured Notes due 2030 (together with the 2028 Second Lien Notes, the “Existing Second Lien Notes”), the Issuers’ 6.125% First Lien Senior Secured Notes due 2029 (the “2029 First Lien Notes”), the Issuers’ 3.875% First Lien Senior Secured Notes due 2028 (the “2028 First Lien Notes”) and the Issuers’ 3.500% First Lien Senior Secured Notes due 2029 (together with the 2029 First Lien Notes and the 2028 First Lien Notes, the “Existing First Lien Notes” and together with the Existing Second Lien Notes, the “Existing Notes”); (ii) equal in right of payment with all of the Issuers’ existing and future first-priority senior secured debt, including the Existing First Lien Notes and borrowings under the Senior Secured Credit Facilities, to the extent of the value of the collateral securing such debt; (iii) effectively senior in right of payment to all of the Issuers’ existing and future senior unsecured indebtedness and junior lien indebtedness, including the Existing Second Lien Notes, to the extent of the value of the collateral securing the Notes; (iv) senior in right of payment to all of the Issuers’ future subordinated debt; and (v) structurally subordinated to all existing and future liabilities of the non-guarantor subsidiaries of Restaurant Brands International Limited Partnership, a limited partnership organized under the laws of British Columbia and an indirect parent of the Issuer (the “Partnership”).

The Notes are guaranteed (the “Guarantees”) fully and unconditionally, and jointly and severally, on a first lien senior secured basis by the Partnership and each of the Partnership’s wholly owned restricted subsidiaries that guarantee the Issuers’ obligations under certain credit facilities (including the Senior Secured Credit Facilities).

The Guarantees will be the Guarantors’ first-priority senior secured obligations and will be (i) equal in right of payment with the applicable Guarantor’s existing and future senior indebtedness, including the Senior Secured Credit Facilities and the Existing Secured Notes; (ii) effectively senior in right of payment to such guarantor’s existing and future senior unsecured indebtedness and junior lien indebtedness, including the Existing Second Lien Notes, to the extent of the value of the collateral securing the Guarantees; (iii) senior in right of payment to all of such Guarantors’ existing and future subordinated indebtedness; and (iv) structurally subordinated to all existing and future liabilities of the Partnership’s non-guarantor subsidiaries.

Optional Redemption

The Issuers may redeem all or part of the Notes at any time prior to September 15, 2026 at a redemption price equal to 100% of the principal amount of the Notes redeemed plus a make-whole premium, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. The Issuers may redeem all or part of the Notes at any time on or after September 15, 2026 at the redemption prices set forth in the Indenture. In addition, at any time prior to September 15, 2026, the Issuers may redeem up to 40% of the aggregate principal amount of the Notes (including any additional notes) at a redemption price equal to 105.625% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, with the net cash proceeds from certain equity offerings. In addition, at any time and from time to time prior to September 15, 2026, the Issuers may redeem up to 10% of the aggregate principal amount of the Notes (including any additional notes) during each of the twelve-month periods ending after the issue date at a redemption price equal to 103% of the principal amount of such Notes being redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. The Notes may also be redeemed upon certain changes in tax laws.

In connection with any tender offer for the Notes, including a tender offer in connection with a change of control or asset sale, the Issuers, or any third party making such tender offer in lieu of the Issuers, will have the right, upon not less than 10 nor more than 60 days’ prior notice, to require the holders of the Notes to redeem the Notes if not less than 90% in aggregate principal amount of the outstanding Notes are validly tendered and not withdrawn in such tender offer, and the Issuers, or such third party making such a tender offer in lieu of the Issuers, purchases all of the Notes validly tendered and not withdrawn by such holders.

Change of Control

If the Issuers experience a change of control, the holders of the Notes will have the right to require the Issuers to offer to repurchase the Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest (including additional amounts specified in the Indenture, if any), if any, to, but excluding, the date of such repurchase.

Covenants and Events of Default

The terms of the Indenture, among other things, limit the ability of the Partnership and its restricted subsidiaries (including the Issuers) to (i) incur additional indebtedness or guarantee indebtedness; (ii) create liens or use assets as security in other transactions; (iii) declare or pay dividends, redeem stock or make other distributions to stockholders; (iv) make investments; (v) merge, amalgamate or consolidate, or sell, transfer, lease or dispose of substantially all of the Partnership’s or the Issuers’ assets; (vi) enter into transactions with affiliates; (vii) sell or transfer certain assets; and (viii) agree to certain restrictions on the ability of the Partnership’s restricted subsidiaries to make payments to the Partnership and its restricted subsidiaries. These covenants are subject to a number of important conditions, qualifications, exceptions and limitations that are described in the Indenture.

The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include payment defaults, a failure to pay certain judgments and certain events of bankruptcy and insolvency. These events of default are subject to a number of important qualifications, limitations and exceptions that are described in the Indenture.

The foregoing summary of the Indenture does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Indenture, filed as Exhibit 4.21 hereto, and the form of Notes, filed as Exhibit 4.21(a) hereto, each of which is incorporated herein by reference.

Certain Relationships

The initial purchasers and their affiliates from time to time have provided in the past and may provide in the future various financial advisory, investment banking, investment management, principal investment, hedging and other commercial lending services in the ordinary course of business to the Company and its affiliates. In addition, certain of the initial purchasers and/or their affiliates may hold a portion of the 2025 First Lien Notes and as such they may receive a portion of the net proceeds from the issuance of the Notes and may be entitled to certain fees and expenses in connection therewith.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.21
Indenture, dated as of September 13, 2024, by and among 1011778 B.C. Unlimited Liability Company, as issuer, New Red Finance, Inc., as co-issuer, the guarantors from time to time party thereto and Wilmington Trust, National Association, as trustee and collateral agent.

4.21(a)	Form of 5.625% First Lien Senior Secured Notes due 2029 (included as Exhibit A to Exhibit 4.21).
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESTAURANT BRANDS INTERNATIONAL INC. RESTAURANT BRANDS INTERNATIONAL LIMITED PARTNERSHIP, by its general partner RESTAURANT BRANDS INTERNATIONAL INC.

Date: September 13, 2024	/s/ Jill Granat
	Name:	Jill Granat
	Title:	General Counsel and Corporate Secretary